SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

                              Date of Report
                     (Date of earliest event reported)
                              April 25, 1996

                           CURTISS-WRIGHT CORPORATION
          (Exact Name of Registrant as Specified in its Charter)


          Delaware                 1-134                      13-0612970
(State or Other Jurisdiction    (Commission               (I.R.S. Employer
    of Incorporation or         File Number)           Identification Number)
    Organization)


     Suite 501
     1200 Wall Street West
     Lyndhurst, New Jersey                                  07071
(Address of Principal Executive Offices)                 (Zip Code)


     Registrant's Telephone Number,
     Including Area Code                               (201) 896-8400
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        Item 5.  Other Events.

     On April 25, 1996, Curtiss-Wright Flight Systems, Inc., ( CWFS ) a wholly owned subsidiary of the registrant, entered into an Asset Purchase Agreement with Aviall, Inc. pursuant to which Aviall will sell substantially all the assets and CWFS will assume certain liabilities associated with Aviall's accessory services business located in Miami, Florida which business is a provider of Aircraft component repair and overhaul services. Subject to the satisfaction of certain conditions of closing, the sale is expected to be completed in 1996. Upon completion of the purchase, the business will be conducted under the name Curtiss-Wright Accessory Services, and operate as a division of CWFS.


                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CURTISS-WRIGHT CORPORATION



Date:   May 2, 1996                     By: s/Robert A. Bosi
                                              Robert A. Bosi

                                     Title:   Vice President - Finance